EXHIBIT 99.1

                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

William R. Fairbanks, the chief executive officer of American Sports Development Group, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

     1. The Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.


Date:  November 5, 2002.


                                        /s/ William R. Fairbanks
                                        ------------------------------------
                                        William R. Fairbanks,
                                        President and Chief Executive Officer